Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of October 2, 2023 (this “Agreement”), is entered into by and among Dolphin Entertainment, Inc., a Florida corporation (the “Company”) and the persons identified on Schedule A hereto (collectively, the “Shareholders” and, each individually, a “Shareholder”).

WHEREAS, the Company and the Shareholders have entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Shareholders will receive a combination of cash and shares of the Company’s common stock, par value $0.015 (“Common Stock”), in consideration for 100% of the issued and outstanding membership interests in Special Projects Media LLC, a New York limited liability company, held by the Shareholders, all upon the terms and subject to the conditions set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Company and the Shareholders hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday, or a day on which banking institutions in New York, New York are required or authorized by law to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization, Governmental Authority, or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act, including the rules promulgated thereunder.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

1

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the Shareholder Shares; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities has been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such Registrable Securities become eligible to be sold without manner of sale, volume or other restriction pursuant to Rule 144 (or any successor provision) under the Securities Act, (iv) such securities are otherwise transferred, or (v) such Registrable Securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and reasonable fees and disbursements of counsel for any holder of Registrable Securities.

“Shareholder Shares” means the Stock Consideration, whether or not subject to transfer or other restrictions, now or hereafter beneficially owned by the Shareholders, including any securities issued or issuable in respect of the Stock Consideration as a result of conversion, exchange, recapitalization, reorganization, replacement, stock dividend, stock split or other distribution.

“Stock Consideration” has the meaning ascribed to such term in the Purchase Agreement.

2

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Piggyback Registration.

(a) If, at any time during the six (6) months immediately following the issuance of the Stock Consideration, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for the account of others under the Securities Act of any of its equity securities (other than (i) a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) each as promulgated under the Securities Act, (ii) a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), each as promulgated under the Securities Act, or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a “Piggyback Registration”), the Company shall give reasonable written notice (in any event no later than 45 days prior to the anticipated filings of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to the provisions herein, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within 15 days after the Company’s notice has been given to each such holder. If the Company does not proceed with or withdraws the filing or the effectiveness of a Piggyback Registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration. If the Company delays the filing or the effectiveness of a Piggyback Registration, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities. Each holder of Registrable Securities is subject to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, and each holder of Registrable Securities or assignee or successor in interest is subject to all applicable laws relating to insider trading or similar restrictions.

(b) If a Piggyback Registration involves an underwritten offering and the managing underwriter of the requested Piggyback Registration advises the Company and the holder of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Piggyback Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Piggyback Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Piggyback Registration (i) first, the shares of Common Stock that the Company or other holders of Common Stock (if such other holders have exercised demand registration rights) propose to sell; and (ii) second, the shares of Common Stock proposed to be included therein by any other holders (not otherwise included in (i) above) allocated among such holders in such manner as they may agree.

Section 2.2 Furnish Information. Each Shareholder shall furnish to the Company such information regarding himself, herself, or itself, the Registrable Securities held by him, her, or it and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities.

3

Section 2.3 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with each Registration Statement pursuant to this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

Section 2.4 Underwriting Requirements. In connection with any underwritten offering pursuant to Section 2.1, the Company shall not be required to include shares of Registrable Securities in such underwritten offering unless the holder of such shares of Registrable Securities accept the terms of the underwriting of such offering that have been agreed upon between the Company and the underwriters and such holder of Registrable Securities complete and execute all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's ownership of its shares of Common Stock to be sold in the offering and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto. If the Shareholder selling Registrable Securities in any such underwritten registration disapproves of the terms of such underwriting, then the Shareholder may elect to withdraw therefrom by delivering written notice to the Company and the managing underwriter, which notice must be delivered no later than the date immediately preceding the date on which the underwriters price such offering.

Section 2.5 Covenants Relating to Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission that may permit a Shareholder’s sale of the Registrable Securities to the public without registration, the Company agrees, so long as the Shareholders owns any Registrable Securities, to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c) furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to the Shareholders forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the Commission (other than comment letters and other correspondence between the Company and the Commission or its staff) as the Shareholders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Shareholders to sell any such securities without registration.

Section 2.6 Indemnification. In the event any Registrable Securities is included in a Registration Statement under this Agreement:

4

(a) The Company shall indemnify, defend and hold harmless the Shareholders, the Shareholders’ directors and officers, each person who participates in the offering of such Registrable Securities, and each person, if any, who controls the Shareholders or participating person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, expenses or actions, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse the Shareholders, the Shareholders’ directors and officers, such participating person or controlling person for any documented legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the reasonable consent of the Company; provided, further, that the Company shall not be liable to the Shareholders, the Shareholders’ directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary Prospectus, final Prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use therein, by the Shareholders, the Shareholders’ directors and officers, participating person or controlling person.

(b) The Shareholders, upon the inclusion of Registrable Securities in a registration being effected, shall indemnify, defend and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent for the Company against any losses, claims, damages, liabilities, expenses or actions to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments on supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Shareholders expressly for use therein; and the Shareholders shall reimburse any documented legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or agent (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the reasonable consent of the Shareholders.

5

(c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 2.6, unless (and only to the extent) the indemnifying party was materially prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.

(d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses or actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

6

(i) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act,) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE III
MISCELLANEOUS

Section 3.1 Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

Section 3.2 Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the Company and the Shareholders.

Section 3.3 Assignment. Except where otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company's assets, or operation of law, without the consent of the Shareholders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company's rights and obligations under this Agreement. Any attempted assignment in violation of this Section 3.3 shall be void.

7

Section 3.4 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 3.5 Notices.

(a) All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:	Dolphin Entertainment, Inc. 150 Alhambra Circle Suite 1200 Coral Gables, FL 33134 Attention: William O’Dowd Fax: (305) 774-0405 Email: billodowd@dolphinentertainment.com

with a copy to (which shall not constitute notice to the Company):	K&L Gates, LLP 200 South Biscayne Blvd. Suite 3900 Miami, FL 33131 Attention: Clayton E. Parker Email: clayton.parker@klgates.com

If to any Shareholder, to such Shareholder’s address as set forth on Schedule A hereto.

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 3.5.

Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 3.7 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

8

Section 3.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, applicable to contracts executed in and to be performed entirely within that State, without regard to conflicts of laws principles.

(b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in Miami-Dade County, and the parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Florida and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties or as specifically provided herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 3.5.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT

Section 3.9 Termination. The provisions of this Agreement shall terminate as to a particular Shareholder at such time as said Shareholder no longer holds any Registrable Securities.

Section 3.10 Change in Law. In the event any law, rule or regulation comes into force or effect which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein.

Section 3.11 Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature Page Follows.]

9

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

THE COMPANY:	DOLPHIN ENTERTAINMENT, INC.

/s/ William O’Dowd, IV
Name: William O’Dowd, IV
Title: Chief Executive Officer

SHAREHOLDERS:

/s/ Nicole Vecchiarelli
NICOLE VECCHIARELLI

/s/ Andrea Oliveri
ANDREA OLIVERI

FOXGLOVE CORP.

/s/ Susan Holden
Name: Susan Holden
Title: President

/s/ Alexandra Alonso
ALEXANDRA ALONSO

10

Schedule A
List of Shareholders

Nicole Vecchiarelli

***

Email: nicole@specilprojectsmedia.com

with a copy to (which shall not constitute notice to the Shareholder):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Jonathan Klein

Email: jonathan.klein@us.dlapiper.com

Andrea Oliveri

***

Email: Andrea@specialprojectsmedia.com

with a copy to (which shall not constitute notice to the Shareholder):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Jonathan Klein

Email: jonathan.klein@us.dlapiper.com

Foxglove Corp.

***

Email: SusanHoldenCPA@gmail.com

with a copy to (which shall not constitute notice to the Shareholder):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Jonathan Klein

Email: jonathan.klein@us.dlapiper.com

Alexandra Alonso

***

Email: alex@specialprojectsmedia.com

with a copy to (which shall not constitute notice to the Shareholder):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Jonathan Klein

Email: jonathan.klein@us.dlapiper.com

11